Exhibit 99.1

                                                        FOR INFORMATION CONTACT:
                                                    Elisha Finney (650) 424-6803
                                                        elisha.finney@varian.com

                                                     Spencer Sias (650) 424-5782
                                                         spencer.sias@varian.com

                                                          FOR IMMEDIATE RELEASE:

       VARIAN MEDICAL SYSTEMS REPORTS ROBUST GROWTH FOR THIRD QUARTER OF
                                FISCAL YEAR 2006

Varian Medical Systems Reports Third Quarter Net Earnings Per Diluted Share of $0.49 ($0.46 Per Diluted Share Excluding Impact of Stock Option Expensing and a Tax Benefit)

PALO ALTO, Calif., July 26, 2006 - Varian Medical Systems (NYSE:VAR) today is reporting strong growth in net earnings, revenues, net orders and backlog for the third quarter of fiscal year 2006.

          "Compared to the same period last fiscal year, third-quarter revenues grew 14 percent to $396 million, net orders rose 19 percent to $443 million, and the quarter-ending backlog increased 22 percent to $1.3 billion," said Tim Guertin, president and CEO of Varian Medical Systems. "Excluding option expensing and a one-time tax benefit from repatriation of foreign earnings, third quarter net earnings per diluted share grew by a very strong 24 percent over the year-ago quarter."

         The company generated net earnings of $66 million or $0.49 per diluted share for the quarter. Excluding stock option expenses totaling $0.05 per diluted share, and the one-time tax benefit of $0.08 per diluted share, net earnings for the third quarter were $62 million or $0.46 per diluted share (including a $0.02 tax benefit from the release of tax reserves related to the lapse of the statute of limitations in certain domestic jurisdictions). Net earnings for the third quarter of fiscal year 2005 were $51 million or $0.37 per diluted share.

         "New products for image-guided radiation therapy (IGRT) for cancer, stereotactic radiosurgery, filmless X-rays, and security and inspection contributed to significant growth in net orders in all of our business segments," Guertin added.

         The company generated strong cash flow from operations in the third quarter, ending the period with $371 million in cash and marketable securities. During the period, $75 million was spent to repurchase 1.5 million shares of common stock and $9 million was invested in the dpiX consortium to build a new semiconductor fab for the thin film transistor arrays used in digital image detectors for filmless X-rays.

                                   -- more --

Varian Medical Systems Reports Robust Growth for
Third Quarter of Fiscal Year 2006                                         Page 2

ONCOLOGY SYSTEMS

         Oncology Systems' third quarter revenues totaled $331 million, up 14 percent from the third quarter of last fiscal year. This business recorded third quarter net orders of $374 million, up 15 percent from the same period last year with 14 percent growth in North America and 17 percent growth in international markets.

         "We believe we have expanded our share in radiation oncology and enhanced our leadership in IGRT," Guertin said. "We now have shipped more than 250 of our On-board Imager device for image-guided treatments. Our IGRT technology has been embraced by customers and is clearly moving into mainstream adoption. Doctors around the world are using our IGRT products to treat primary and metastatic cancers in virtually every part of the body, including the lung, prostate, breast, brain, liver, head and neck, and pancreas," Guertin said.

         "Higher ramp-up costs to support rapid growth for the On-Board Imager device, a larger mix of international shipments, and an in increase in revenue deferrals pending completion of installations, contributed to a decline in gross margin for this business and the company during the quarter," said Guertin. "This was largely offset on our bottom line by slower growth in selling expenses and a lower corporate tax rate due to higher earnings in international jurisdictions."

X-RAY PRODUCTS

         Revenues for the X-Ray Products business, including X-ray tubes and flat panel digital image detectors for filmless X-rays, were $56 million for the third quarter, up 15 percent from the year-ago quarter. The X-Ray Products business recorded third quarter net orders of $61 million, up 37 percent from the same period last year, driven by dramatic growth in the flat panel product line.

         "Revenues from shipments of our digital image detectors more than doubled versus the year-ago period, driven by accelerated demand for filmless imaging medical diagnostics, dental CT scanning, and veterinary care," Guertin said. "This business has continued to ramp up at a tremendous rate and new construction to expand manufacturing capacity for this product line is on schedule."

OTHER BUSINESSES

         The company's Security and Inspection Products business and the Ginzton Technology Center reported combined third quarter revenues of $9 million, up slightly from the total for the same period last fiscal year. "Net orders for the security and inspection business almost doubled in this third quarter versus the year-ago period," Guertin said.

OUTLOOK

         "For fiscal year 2006, we continue to believe that total company revenues should increase by about 14 percent above the fiscal 2005 total," Guertin said. "We are raising our expectations for growth in net earnings per diluted share for fiscal year 2006 to 18 to 19 percent over the fiscal year 2005 total, excluding the impact of expensing stock options and the one-time repatriation tax benefit.

                                   -- more --

Varian Medical Systems Reports Robust Growth for
Third Quarter of Fiscal Year 2006                                         Page 3

         "Very preliminary estimates for fiscal year 2007 indicate that total company revenue should increase in the low-double digits over the total for fiscal year 2006," Guertin added. "Net earnings per diluted share for fiscal year 2007 should grow at a mid-teens rate over the totals for fiscal year 2006 excluding the impact of stock option expensing and the one-time repatriation tax benefit."

         The company expects that the annual impact of stock option expensing will be in the range of $0.19 to $0.22 per diluted share for both fiscal year 2006 and fiscal 2007.

CHANGE IN ACCOUNTING AND TAX BENEFITS

         GAAP results for the third quarter of fiscal 2006 include the impact from adoption in the first quarter of 2006 of SFAS 123(R) that requires expensing of stock options and other share-based payments. The company included in its cost of revenues and operating expenses total share-based compensation expenses of approximately $10 million ($7 million net of tax on earnings or $0.05 per diluted share).

         During the quarter, the company decided to repatriate $120 million in earnings from foreign operations, achieving a one-time net tax benefit of $10 million or $0.08 per diluted share under the Jobs Creation Act of 2004. Net earnings for the quarter also included an additional benefit of approximately $3 million or $0.02 per diluted share from the release of tax reserves related to the lapse of the statute of limitations in certain domestic jurisdictions.

         For comparison purposes, the fiscal 2005 third quarter and year-to-date results have been adjusted to reflect a segment reporting change initiated at the beginning of fiscal year 2006. Oncology Systems results for fiscal year 2005 have been adjusted to include the company's BrachyTherapy unit and exclude the company's Security and Inspection Products business while the fiscal year 2005 results for the Other category have been adjusted to include the Security and Inspection Products business and exclude the BrachyTherapy unit.

INVESTOR CONFERENCE CALL

         Varian Medical Systems is scheduled to conduct its third quarter fiscal year 2006 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company's web site at www.varian.com where it will be archived for a year. To access the call via telephone, dial 1-866-543-6403 from inside the U.S. or 1-617-213-8896 from outside the U.S. and enter confirmation code 60793673. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S or 1-617-801-6888 from outside the U.S. and entering confirmation code 14211991. The telephone replay will be available through 5 p.m. PT, Friday, July 28, 2006. Additionally, certain non-GAAP information will be presented on the conference call. A reconciliation of such non-GAAP information to GAAP may be found on the investor relations page of the company's web site.

                                    -- more -

Varian Medical Systems Reports Robust Growth for
Third Quarter of Fiscal Year 2006                                         Page 4

                                      # # #

Varian Medical Systems, Inc., of Palo Alto, California is the world's leading manufacturer of medical technology for treating cancer with radiotherapy and neurological conditions with radiosurgery. The company is also a premier supplier of X-ray tubes and flat-panel digital subsystems for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 3,600 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's web site at http://www.varian.com/.

NOTE REGARDING RECONCILIATION:

For comparison purposes, the company makes reference to certain net earnings and net earnings per diluted share results in the third quarter that are not consistent with GAAP. These results were reached by excluding non-cash, share-based compensation expenses (which would have been consistent with GAAP if presented in prior quarters, but which are now inconsistent with GAAP due to changes in accounting standards) and a one-time tax benefit from the repatriation of foreign earnings under the Jobs Creation Act of 2004. The company references those results to allow a better comparison of results in the current period to those in prior periods. The company's reference to these results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP.

FORWARD-LOOKING STATEMENTS

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technology image-guided radiation therapy (IGRT), stereotactic radiosurgery, filmless X-rays, and security and inspection; growth drivers; the company's orders, revenues, backlog, or earnings growth; future financial results and any statements using the terms "should," "believe," "expect," or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company's products; the company's ability to develop and commercialize new products; the company's ability to meet demand for manufacturing capacity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase operating margins; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the effect of changes in accounting principles; the company's ability to meet Food and Drug Administration and other regulatory requirements for product clearances or to comply with Food and Drug Administration and other regulatory regulations or procedures; the possibility that material product liability claims could harm future revenues or require the company to pay uninsured claims; the effect of environmental claims and expenses; the company's ability to protect the company's intellectual property; the impact of reduced or limited demand by sole purchasers of certain X-ray tubes; the impact of managed care initiatives, other health care reforms, and/or third-party reimbursement levels on capital expenditures for cancer care; the potential loss of key distributors or key personnel; consolidation in the X-ray tubes market; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company's business; the risk of operations interruptions due to terrorism, disease (such as Severe Acute Respiratory Syndrome and Avian Influenza) or other events beyond the company's control; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Robust Growth for
Third Quarter of Fiscal Year 2006                                         Page 5

              VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARY COMPANIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                                                                 Q3 QTR        Q3 QTR        Q3 YTD        Q3 YTD
(Dollars and shares in millions, except per share amounts)        2006          2005          2006          2005
------------------------------------------------------------   ----------    ----------    ----------    ----------
Net orders                                                     $    443.3         373.4       1,274.4       1,102.7
  Oncology Systems                                                  373.9         324.5       1,065.3         938.2
  X-Ray Products                                                     60.5          44.1         173.9         147.8
  Other                                                               8.9           4.8          35.2          16.7

Order backlog                                                  $  1,309.6       1,076.8       1,309.6       1,076.8

Revenues                                                       $    395.7         346.6       1,143.8         996.4
  Oncology Systems                                                  330.5         288.9         953.3         830.0
  X-Ray Products                                                     56.4          49.2         169.3         143.8
  Other                                                               8.8           8.5          21.2          22.6

Cost  of  revenues(1)                                          $    233.1         194.7         671.3         569.2


Gross margin                                                        162.6         151.9         472.5         427.2
  As a percent of revenues                                           41.1%         43.8%         41.3%         42.9%

Operating expenses

  Research and development(1)                                        25.5          21.9          72.7          60.5
  Selling, general and administrative(1)                             64.4          54.7         187.8         151.5

Operating earnings                                                   72.7          75.3         212.0         215.2
  As a percent of revenues                                           18.4%         21.7%         18.5%         21.6%

Interest income, net                                                  2.6           1.1           6.8           2.2

Earnings before taxes                                                75.3          76.4         218.8         217.4

Taxes on earnings(1)                                                  9.6          25.3          56.1          71.8

Net earnings(1)                                                $     65.7          51.1         162.7         145.6

    Net earnings per share - basic:(1)                         $     0.50          0.39          1.24          1.10

    Net earnings per share - diluted:(1)                       $     0.49          0.37          1.20          1.05

Shares used in the calculation of net earnings per share:

  Average shares outstanding - basic                                131.1         131.9         131.3         133.0
  Average shares outstanding - diluted                              135.3         136.9         135.9         138.4

(1) Includes the following amounts for expensing stock options and other share-based payments (referred to as "SFAS 123R") and a tax benefit related to the repatriation of foreign earnings.
       (in millions, except per share amounts)

                                                            Q3 QTR        Q3 QTR          Q3 YTD        Q3 YTD
                                                             2006          2005            2006          2005
                                                           ----------    ----------    ----------    ----------
Costs of revenues                                          $      1.8            --           4.8            --
Research & development                                            1.1            --           3.2            --
Selling, general & administrative                                 7.4            --          22.0            --
                                                           ----------    ----------    ----------    ----------
Total                                                            10.3            --          30.0            --
Taxes on earnings - SFAS 123R                                    (3.4)           --         (10.3)           --

Taxes on earnings - repatriation                                (10.2)           --         (10.2)           --
                                                           ----------    ----------    ----------    ----------
Net earnings                                               $     (3.3)           --           9.5            --
                                                           ==========    ==========    ==========    ==========

Net earnings per share - basic                             $    (0.02)           --          0.07            --
Net earnings per share - diluted                           $    (0.03)           --          0.06            --

Varian Medical Systems Reports Robust Growth for
Third Quarter of Fiscal Year 2006                                         Page 6

              Varian Medical Systems, Inc. and Subsidiary Companies
                           Consolidated Balance Sheets

                                                                 June 30,      September 30,
(In thousands)                                                     2006            2005
------------------------------------------------------------   ------------    -------------
                                                               (Unaudited)
ASSETS

Current assets

    Cash and cash equivalents                                  $    324,711    $     243,086
    Short-term marketable securities                                 46,269          135,356
    Accounts receivable, net                                        396,049          351,899
    Inventories                                                     196,583          164,873
    Other current assets                                            133,181          121,681
                                                               ------------    -------------
       Total current assets                                       1,096,793        1,016,895
                                                               ------------    -------------

Property, plant and equipment                                       314,709          296,862
    Accumulated depreciation and amortization                      (191,214)        (182,322)
                                                               ------------    -------------
       Net property, plant and equipment                            123,495          114,540
                                                               ------------    -------------

Long-term marketable securities                                          --            3,679
Goodwill                                                            121,389          121,389
Other non-current assets                                             75,171           60,899
                                                               ------------    -------------
Total assets                                                   $  1,416,848    $   1,317,402
                                                               ============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
liabilities

    Accounts payable                                           $     76,122    $      71,007
    Accrued expenses                                                300,343          315,287
    Product warranty                                                 40,609           39,407
    Advance payments from customers                                 133,458          115,543
    Current maturities of long term debt                              7,951            2,689
                                                               ------------    -------------
       Total current liabilities                                    558,483          543,933
Long-term accrued expenses and other                                 56,820           57,124
Long-term debt                                                       49,409           57,318
                                                               ------------    -------------
       Total liabilities                                            664,712          658,375
                                                               ------------    -------------
STOCKHOLDERS' EQUITY

Common stock                                                        130,547          130,715
Capital in excess of par value                                      244,827          150,466
Retained earnings and accumulated other comprehensive loss          376,762          377,846
                                                               ------------    -------------
       Total stockholders' equity                                   752,136          659,027
                                                               ------------    -------------
Total liabilities and stockholders' equity                     $  1,416,848    $   1,317,402
                                                               ============    =============